Exhibit 10.2

INTRUSION, INC.

2021 OMNIBUS INCENTIVE PLAN INCENTIVE STOCK OPTION NOTICE

Participant has been granted an Incentive Stock Option in accordance with the terms set forth in this Option Notice, and subject to the terms and conditions of the Plan and the Incentive Stock Option Agreement to which this Option Notice is attached. Capitalized terms used and not defined in this Option Notice will have the meanings set forth in the Incentive Stock Option Agreement and the Plan.

Participant Name	Number of Shares Subject to Option	Exercise Price per Share	Vesting Schedule % vest on each of the first (___) anniversary of the Date of Grant	Date of Grant

Vesting of the Option as specified in the chart above is subject to Participant’s continued employment or service through the applicable vesting date. If the number of Shares is not evenly divisible by [ ], then no fractional Share will vest, and the installments will be as equal as possible with the smaller installment(s) vesting first. Each such right of purchase will be cumulative and will continue, unless sooner exercised or terminated during the remaining period of the Option Period.

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INTRUSION, INC.

2021 OMNIBUS INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (“Agreement”), effective as of the Date of Grant (as defined in the Award Notice), is between INTRUSION INC., a Delaware corporation (together with its successors and assigns, the “Company”), and the individual listed in the Award Notice as the Participant. Capitalized terms have the meaning set forth in Section 1, or, if not otherwise defined herein, in the INTRUSION INC. 2021 OMNIBUS INCENTIVE PLAN (as it may be amended, the “Plan”).

WHEREAS, the Company has adopted the Plan to provide incentive to certain employees; and

WHEREAS, the Committee has determined to grant to the Participant an Incentive Stock Option to encourage the Participant’s efforts toward the continuing success of the Company.

NOW, THEREFORE, the parties agree as follows:

1.       Definitions. The following terms have the following meanings for purposes of this Agreement:

(a)	“Award Notice” means the notice pursuant to which Participant was granted the Option.

(b)	“Exercise Price” means the Exercise Price listed in the Award Notice.

(c)	“Officer” means “officer” as defined under Rule 16a-1(f) of the Exchange Act.

(d)	“Participant” means the Participant listed in the Award Notice.

(e)       “Shares” means the number of shares of Common Stock listed in the Award Notice as “Number of Shares Subject to Option”, as adjusted in accordance with the Plan.

2.	Grant of Option.

(a)     Effective as of the Date of Grant, the Company irrevocably grants to Participant the right and option (the “Option”) to purchase all or any part of the Shares, subject to and in accordance with the terms, conditions and restrictions set forth in the Plan, the Award Notice, and this Agreement. The Option will vest in accordance with the schedule set forth on the Award Notice.

(b)     The Option referred qualifies as an Incentive Stock Option within the meaning of Section 422 of the Code. To the extent that the Option or any portion thereof is designated as an Incentive Stock Option and such Option does not qualify as an Incentive Stock Option, the Option or portion thereof shall be treated as a nonqualified stock option.

(c)     To the extent that this Option is designated as an Incentive Stock Option, if Shares acquired upon exercise of the Option are disposed of within two years following the date of grant or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

(d)     In no event shall there first become exercisable by the Participant in any one calendar year Incentive Stock Options granted by the Company or any Parent or Subsidiary with respect to Shares having an aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) greater than $100,000. To the extent that any Incentive Stock Options are first exercisable by the Participant in excess of such limitation, the excess shall be considered a nonqualified stock option.

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(e)     This Agreement will be construed in accordance and consistent with, and subject to, the terms of the Plan (the provisions of which are incorporated by reference). In the event of any conflict between one or more of this Agreement, the Award Notice and the Plan, the Plan will govern this Agreement and the Award Notice, and this Agreement (to the extent not in conflict with the Plan) will govern the Award Notice.

3.       Exercise Price. The price at which Participant will be entitled to purchase the Shares upon the exercise of the Option will be the Exercise Price per Share, subject to adjustment as provided in Section 4 and Section 11 of the Plan.

4.       Exercisability of Option. The Option will become vested and exercisable in accordance with the schedule set forth on the Award Notice.

5.       Duration of Option. The Option will be exercisable to the extent and in the manner provided in this Agreement for a period of ten (10) years from the Date of Grant (the “Option Period”); provided, that the Option may be earlier terminated as provided in Section 7.

6.	Manner of Exercise and Payment.

(a)     Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written or electronic notice to the Company in the manner prescribed in Section 6(d) of the Plan and as otherwise set forth by the Committee from time to time, including the payment provisions set forth in Section 6(d)(iv) of the Plan. Such notice will set forth the number of Shares in respect of which the Option is being exercised and will be signed by the person or persons exercising the Option. In the event the Company has designated an Award Administrator (as defined below), the Option may also be exercised by giving notice (including through electronic means) in accordance with the procedures established from time to time by the Award Administrator. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part, provided that partial exercise will be for whole Shares only.

(b)     Upon exercise of the Option pursuant to Section 6(a), unless otherwise determined by the Committee, the Company will withhold a number of Shares otherwise deliverable to Participant to pay (i) the full purchase price for the Shares in respect of which the Option is being exercised and (ii) an amount necessary to satisfy applicable U.S. and non-U.S. Federal, state or local tax or other withholding requirements, if any (“Withholding Taxes”) in accordance with Section 14(d) of the Plan (or, if Participant is subject to Section 16 of the Exchange Act at such time, such amount which would not result in adverse consequences under GAAP), unless otherwise agreed to in writing by Participant and the Company. The number of Shares to be withheld or otherwise used for payment will be calculated using the closing price per Share on the principal exchange on which the Shares then trade) on the date of determination, and will be rounded up to the nearest whole Share.

(c)     Upon receipt of the notice of exercise and any payment or other documentation as may be necessary pursuant to Sections 6(a) and 6(b) relating to the Shares in respect of which the Option is being exercised, the Company will, subject to the Plan and this Agreement, take such action as may be necessary to effect the transfer to Participant of the number of Shares as to which such exercise was effective.

(d)     Participant will not be deemed to be the holder of, or to have any of the rights and privileges of a stockholder of the Company (including the right to vote or receive dividends) in respect of, Shares purchased upon exercise of the Option until (i) the Option has been exercised pursuant to the terms of this Agreement and Participant has paid the full purchase price for the number of Shares in respect of which the Option was exercised and any applicable Withholding Taxes and (ii) the Company has issued the Shares in connection with such exercise. Notwithstanding the foregoing, unless otherwise determined by the Committee, Participant may otherwise elect to make all or a portion of such payments in cash, check, cash equivalent, and/or Shares, or as provided in Section 14(d) of the Plan.

7.	Termination of Employment or Service.

(a)     Except as provided below in this section, if a Participant incurs a Termination for any reason, any unvested portion of the Option will be forfeited and all of Participant’s rights under this Agreement will terminate as of the effective date of Termination (the “Termination Date”) (unless otherwise provided for by the Committee in accordance with the Plan).

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(b)     If a Participant’s Termination is voluntary (other than a voluntary termination described in Section 7(d) below, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(c)     If a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(d)     If a Participant’s Termination is for Cause or is a voluntary termination after the occurrence of an event that would be grounds for a Termination for Cause, the vested and unvested portions of the Option will terminate as of the Termination Date.

(e)     A Participant’s rights with respect to the Option will not be affected by any change in the nature of Participant’s employment or service so long as Participant continues to be an employee or service provider of the Company or its Affiliates. Whether (and the circumstances under which) employment or service has terminated and the determination of the Termination Date for the purposes of this Agreement will be determined by the Committee (or, with respect to any Participant who is not a director or Officer, its designee, whose good faith determination will be final, binding and conclusive; provided, that such designee may not make any such determination with respect to the designee’s own employment or service for purposes of the Option).

8.       Restrictions on Transfer. To the extent that this Option is designated as an Incentive Stock Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws or intestate succession, or, in the Administrator’s discretion, such transfers as may otherwise be permitted in accordance with Treasury Regulation Section 1.421-1(b)(2) or Treasury Regulation Section 1.421-2(c) or any successor provisions thereto. To the extent that this Option is treated as a nonqualified stock option, Participant may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Option or Participant’s right under the Option to receive Shares, other than to Permitted Transferees as may be permitted by the Committee from time to time in accordance with applicable laws and Section 14(e) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option shall terminate and become of no further effect.

9.       Repayment of Proceeds; Clawback Policy. The award granted in this Agreement and all proceeds related to the award are subject to the clawback and repayment terms set forth in Section 14(t) of the Plan and the Company’s clawback policy, as in effect from time to time, to the extent Participant is a director or Officer.

10.       No Right to Continued Employment or Engagement. Neither the Plan nor this Agreement nor Participant’s receipt of the award hereunder will impose any obligation on the Company to continue the employment or engagement of Participant. Further, the Company may at any time terminate the employment or engagement of Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

11.       Award Subject to Plan. The award granted under this Agreement is subject to the Plan and the terms of the Plan are incorporated into this Agreement. By accepting the award, Participant acknowledges that Participant has received and read the Plan and agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12.       Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement will not be affected by such holding and will continue in full force in accordance with their terms.

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13.       Governing Law; Venue; Language. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, will be brought in any court of competent jurisdiction in the State of Delaware or the State of Texas, and each of Participant, the Company, and any Permitted Transferees who hold a portion of the award pursuant to a valid assignment, hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of Participant, the Company, and any Permitted Transferees who hold a portion of the award pursuant to a valid assignment hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware or the State of Texas, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial. If Participant has received a copy of this Agreement (or the Plan or any other document related hereto or thereto) translated into a language other than English, such translated copy is qualified in its entirety by reference to the English version thereof, and in the event of any conflict the English version will govern. Participant acknowledges that Participant is sufficiently proficient in English to understand the terms and conditions of this Agreement.

14.                  Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Participant’s legal representatives. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be binding upon the Participant’s heirs, executors, administrators and successors.

15.	Data Privacy Acknowledgement.

(a)     General. Participant acknowledges and agrees to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other award materials by and among, as applicable, Participant’s employer or contracting party (the “Employer”) and the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, work location and phone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, hire date, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing Participant’s participation in the Plan (“Personal Data”).

(b)     Use of Personal Data; Retention. Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, now or in the future, that these recipients may be located in Participant’s country or elsewhere, and that a recipient’s country may have different data privacy laws and protections than Participant’s country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Personal Data by contacting Participant’s local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.

(c)     Withdrawal of Consent. Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s employment status or service with the Employer will not be affected; the only consequence of Participant’s refusing or withdrawing Participant’s consent is that the Company would not be able to grant options or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.

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16.         Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the award evidenced hereby, Participant expressly acknowledges that (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be suspended or terminated by the Company at any time to the extent permitted by the Plan; (b) the grant of the award is exceptional, voluntary and occasional and it does not create any contractual or other right to receive future grants of awards, or benefits; (c) all determinations with respect to future award grants, if any, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary and not a condition of employment or service, and Participant may decline to accept the award without adverse consequences to Participant’s continued employment or service relationship with the Company or its Affiliates; (e) the value of the award is an extraordinary item that is outside the scope of Participant’s employment or service contract, if any, and nothing can or must automatically be inferred from such employment or service contract or its consequences; (f) awards and any shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, Participant waives any claim on such basis and, for the avoidance of doubt, the award will not constitute an “acquired right” under the applicable law of any jurisdiction; (g) the future value of the underlying shares is unknown and cannot be predicted with certainty. In addition, Participant understands, acknowledges and agrees that Participant will have no rights to compensation or damages related to award proceeds in consequence of Participant’s Termination for any reason whatsoever and whether or not in breach of contract.

17.       Award Administrator. The Company may from time to time designate a third party (an “Award Administrator”) to assist the Company in the implementation, administration and management of the Plan and any awards granted thereunder, including by sending award notices on behalf of the Company to Participants, and by facilitating through electronic means acceptance of Agreement by Participants and Option exercises by Participants.

18.       Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more shares, the Company may elect to issue or deliver such shares in book entry form in lieu of certificates.

19.       Electronic Delivery and Acceptance. This Agreement may be executed electronically and in counterparts. The Company may, in its sole discretion, decide to deliver any documents related to the Plan by electronic means. Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20.       Acceptance and Agreement by Participant; Forfeiture upon Failure to Accept. Participant’s rights under the award will lapse ninety (90) days from the Date of Grant, and the award will be forfeited on such date if Participant will not have accepted this Agreement by such date. For the avoidance of doubt, Participant’s failure to accept this Agreement will not affect Participant’s continuing obligations under any other agreement between the Company and Participant.

21.       Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties to this Agreement.

22.       No Advice Regarding Grant. Notwithstanding anything herein to the contrary, Participant acknowledges and agrees that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying shares. Participant is advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

23.       Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the award and on any shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.       Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant in the Plan.

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25.       Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Corporate Secretary at the principal executive office of the Company and to Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

26.      Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made under this Agreement shall be final, binding and conclusive on the Participant, the Participant’s heirs, executors, administrators and successors, and the Company and its Affiliates for all purposes.

27.      Entire Agreement. This Agreement and the terms and conditions of the Plan constitute the entire understanding between the Participant and the Company and its Affiliates, and supersede all other agreements, whether written or oral, with respect to the Award.

28.      Headings. The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

29.      Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

30.       Stockholder Approval. The effectiveness of this Agreement and of the grant of the Award pursuant the Agreement is subject to the approval of the Plan by the stockholders of the Company in accordance with the terms of the Plan.

[Signature Page Follows]

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Acknowledged and Agreed to as of the date first written above:

INTRUSION, INC.	PARTICIPANT

__________________________________________	__________________________________________
Name:________________________________	Name:________________________________

Title:_________________________________

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APPENDIX A

[Spreadsheet setting forth Participant’s Performance Criteria]

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